040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of [signature] Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20170289926-66**
	Filing Date and Time **07/05/2017 5:54 PM**
	Entity Number **E0317432017-6**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	VICTORY COMMERCIAL MANAGEMENT INC.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: REGISTERED AGENTS INC. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: — City: — Nevada Zip Code: Mailing Address (if different from street address): — City: — Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 600000000 — Par value per share: $ 0.00010 — Number of shares without par value: 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) EDWARD LIANG (Name) 32 WUHUI AVE, 28FL APT 1 (Street Address) — DALIAN - LIAONING, CHN (City) — CH (State) — 116000 (Zip Code) 2) Name: Street Address: — City: — State: — Zip Code:
5. Purpose: (optional; required only if Benefit Corporation status selected)	The purpose of the corporation shall be: ANY LEGAL PURPOSE — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. SONGLIN YI (Name) — X SONGLIN YI (Incorporator Signature) 11 BROADWAY, SUITE 700 (Address) — NEW YORK (City) — NY (State) — 10004 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X REGISTERED AGENTS INC. (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 7/5/2017 (Date)

This form must be accompanied by appropriate fees.